Exhibit 99

Z TRIM HOLDINGS, INC. BOARD OF DIRECTORS TIGHTENS OWN BELT

MUNDELEIN, Ill., Sept. 23 /PRNewswire-FirstCall/ -- Z Trim Holdings, Inc. (OTC Bulletin Board: ZTMH - News) announced today that its board of directors has taken action to reduce the size of the Board from 7 to 5 members, effective for the next shareholder meeting for the purpose of electing directors. “Reducing the number of directors serving on the Board will dramatically reduce costs attributed to the Board , and allow the Company to reallocate those resources toward critical needs of the business,” said Steve Cohen, the Company’s President and Director.

In addition to decreasing the number of directors, the Board of Directors amended the Company’s By-Laws to streamline the director nomination process by creating a Nominating Committee. The two-member Nominating Committee is charged with the duty to identify and evaluate potential director nominees, and to propose a slate of director nominees to the Board for inclusion on the Company’s proxy.

ABOUT Z TRIM®

Z Trim, http://www.ztrim.com, is a natural, functional food ingredient and emulsifier made from the hulls of corn. Because Z Trim is non-caloric, replacement of added fats with Z Trim can achieve up to 80% calorie reduction in many foods without negatively affecting taste or texture, and can substantially reduce harmful trans and saturated fats found in many foods. Z Trim is a versatile product that can serve as a fat replacement or emulsifier with texturization, binding, shaping, suspension, water control and pH balance attributes. Z Trim has wide application in dairy products, dressings, dips, sauces, baked goods, processed meats, snack foods, cookies, pies, cakes, icings, brownies, bars, ice cream, milk shakes and many other foods.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Other factors, which could materially affect such forward-looking statements, can be found in our filings with the Securities and Exchange Commission at http://www.sec.gov, including risk factors relating to our history of operating losses, lack thus far of significant market acceptance of our products, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact: Angela Strickland
Voice: 847-549-6002
Email: angela.strickland@ztrim.com